EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-62156 of HEICO Corporation on Form S-8 of our report dated December 29, 1995, appearing in this Annual Report on Form 10-K of HEICO Corporation and subsidiaries for the year ended October 31, 1995.

DELOITTE & TOUCHE LLP
Miami, Florida
January 12, 1996